Addendum to Form 4 of The Croatti Family Limited Partnership, August 1, 2005

Explanation of Responses:

(1)

The reporting person converted shares of Class B Common Stock into Common Stock on a one-for-one basis pursuant to the terms of the underlying securities; accordingly, there is no applicable purchase or sale price. For purpose of reference, the closing price of UNF Common Stock on July 21, 2005 was $43.03.

(2)

These shares were owned directly by The Croatti Family Limited Partnership, a ten percent owner of the issuer, and indirectly by each of Croatti Management Associates, Inc. (CMA), Marie Croatti, Ronald Croatti and Cynthia Croatti. Croatti Management Associates, Inc. is the general partner of The Croatti Family Limited Partnership. Each of Marie Croatti, Ronald Croatti and Cynthia Croatti are also officers, directors and shareholders of CMA. Ronald Croatti and Cynthia Croatti are each an officer and director of UniFirst Corporation. Cynthia Croatti is also a trustee to and beneficiary of two trusts which hold approximately 25% of the limited partnership interests in The Croatti Family Limited Partnership. Ronald Croatti is also a trustee to and a beneficiary of two trusts which hold approximately 25% of the limited partnership interests in The Croatti Family Limited Partnership. Marie Croatti is a trustee to all of the trusts holding 100% of the limited partnership interests in The Croatti Family Limited Partnership. Each of the reporting persons disclaims beneficial ownership of these reported securities, except to the extent of his, her or its pecuniary interest therein, and this report shall not be deemed an admission that such reporting person is the beneficial owner of these securities for purposes of Section 16 or any other purpose.

(3)	Represents 2,740 shares of Common Stock beneficially owned by Cynthia Croatti.

(4)	Represents 2,000, 0 and 31,500 shares of Common Stock held directly by Marie Croatti, Ronald Croatti and Cynthia Croatti, respectively.

(5)	Represents 940,172, 472,560 and 87,120 shares of Class B Common Stock held directly by Marie Croatti, Ronald Croatti and Cynthia Croatti, respectively.

(6)

Represents shares required to be reported by Cynthia Croatti. Cynthia Croatti is a trustee of the Marie Croatti QTIP Trust which is the direct owner of 2,600,000 shares of Class B Common Stock, is the manager of a limited liability company, Trilogy Investment Partners LLC, and a trustee for the following trusts, that, as of the date of filing this report, combined directly own the remainder of the reported securities: The Samuel E. Brown Gallo Trust — 1989, The Nicholas C. Brown Gallo Trust — 1989, the Monica Levenstein Gallo Trust — 1989 and the Lisa Levenstein Gallo Trust — 1989. Cynthia Croatti disclaims beneficial ownership of these reported securities, except to the extent of her pecuniary interest therein, and this report shall not be deemed an admission that she is the beneficial owner of the securities for purposes of Section 16 or any other purpose.

(7)

Represents shares required to be reported by Ronald Croatti. Ronald Croatti is a trustee of The Marie Croatti QTIP Trust which is the direct owner of 2,600,000 shares of Class B Common Stock, is the manager of a limited liability company, MMC Trust LLC. Ronald Croatti disclaims beneficial ownership of these reported securities, except to the extent of his pecuniary interest therein, and this report shall not be deemed an admission that he is the beneficial owner of these securities for purposes of Section 16 or any other purpose.

(8)

Represents shares required to be reported by Marie Croatti. Marie Croatti is a trustee of the following trusts that directly own 1,600 shares of Common Stock and 217,584 shares of Class B Common Stock: The Melissa Marie Croatti Gallo Trust-1990; The Matthew C. Croatti Gallo Trust-1989 and The Matthew Croatti Trust-1985. In addition, Marie Croatti is the executrix of the estate of her deceased husband, which is the direct owner of 19,105 shares of Common Stock and 2,624,060 shares of Class B Common Stock. Marie Croatti disclaims beneficial ownership of such securities, except to the extent of her pecuniary interest therein, and this report shall not be deemed an admission that she is the beneficial owner of these securities for purposes of Section 16 or any other purpose.

Joint Filer Information and Confirming Statements

Name: Croatti Management Associates, Inc.

Address: c/o UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887

Designated Filer: The Croatti Family Limited Partnership

Issuer & Ticker Symbol: UniFirst Corporation (UNF)

Date of Event Requiring Statement: July 21, 2005

Confirming Statement

This Statement confirms that the undersigned, Croatti Management Associates, Inc., has authorized and designated Ronald D. Croatti, a Director of The Croatti Family Limited Partnership, to execute and file on the undersigned’s behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned’s ownership of or transactions in securities of UniFirst Corporation. The authority of Ronald D. Croatti under this statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to undersigned’s ownership of or transactions in securities of UniFirst Corporation, unless earlier revoked in writing. The undersigned acknowledges that Ronald D. Croatti, in such capacity, is not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Date: August 1, 2005	Signature: /s/ Croatti Management Associates, Inc. By: Ronald D. Croatti its Director

Name: Marie Croatti

Address: c/o UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887

Designated Filer: The Croatti Family Limited Partnership

Issuer & Ticker Symbol: UniFirst Corporation (UNF)

Date of Event Requiring Statement: July 21, 2005

Confirming Statement

This Statement confirms that the undersigned, Marie Croatti, has authorized and designated Ronald D. Croatti, a Director of The Croatti Family Limited Partnership, to execute and file on the undersigned’s behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned’s ownership of or transactions in securities of UniFirst Corporation. The authority of Ronald D. Croatti under this statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to undersigned’s ownership of or transactions in securities of UniFirst Corporation, unless earlier revoked in writing. The undersigned acknowledges that Ronald D. Croatti, in such capacity, is not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Date: August 1, 2005	Signature: /s/ Marie Croatti

Name: Ronald Croatti

Address: c/o UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887

Designated Filer: The Croatti Family Limited Partnership

Issuer & Ticker Symbol: UniFirst Corporation (UNF)

Date of Event Requiring Statement: July 21, 2005

Confirming Statement

This Statement confirms that the undersigned, Ronald Croatti, has authorized and designated Ronald D. Croatti, a Director of The Croatti Family Limited Partnership, to execute and file on the undersigned’s behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned’s ownership of or transactions in securities of UniFirst Corporation. The authority of Ronald D. Croatti under this statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to undersigned’s ownership of or transactions in securities of UniFirst Corporation, unless earlier revoked in writing. The undersigned acknowledges that Ronald D. Croatti, in such capacity, is not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Date: August 1, 2005	Signature: /s/ Ronald Croatti

Name: Cynthia Croatti

Address: c/o UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887

Designated Filer: The Croatti Family Limited Partnership

Issuer & Ticker Symbol: UniFirst Corporation (UNF)

Date of Event Requiring Statement: July 21, 2005

Confirming Statement

This Statement confirms that the undersigned, Cynthia Croatti, has authorized and designated Ronald D. Croatti, a Director of The Croatti Family Limited Partnership, to execute and file on the undersigned’s behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned’s ownership of or transactions in securities of UniFirst Corporation. The authority of Ronald D. Croatti under this statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to undersigned’s ownership of or transactions in securities of UniFirst Corporation, unless earlier revoked in writing. The undersigned acknowledges that Ronald D. Croatti, in such capacity, is not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Date: August 1, 2005	Signature: /s/ Cynthia Croatti